UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013 (April 4, 2013)

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100

Radnor, PA 19087

(Address of principal executive offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2013, Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”) and its operating partnership, Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), completed the previously announced issuance of and sale of 12,650,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the “Shares”) pursuant to an underwriting agreement (the “Underwriting Agreement”) and a related pricing agreement (the “Pricing Agreement”) among the Company, the Operating Partnership, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the “Underwriters”), each dated April 4, 2013. The Shares sold include 1,650,000 shares issued and sold pursuant to the Underwriters’ exercise in full of their option to purchase additional Shares under the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations and covenants.

The Company received net proceeds of approximately $181,733,500 million from the Offering after deducting underwriting discounts and commissions and other offering expenses. The Company intends to contribute the net proceeds of this offering to the Operating Partnership in exchange for partnership units of the Operating Partnership. The Operating Partnership intends to use the net proceeds from this offering for working capital, capital expenditures and other general corporate purposes, which may include acquisitions, developments and repayment, repurchase and refinancing of debt.

The offer and sale of the Common Shares were registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-174700) filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2011. The terms of the Common Shares are described in the Company’s prospectus dated June 3, 2011, as supplemented by a final prospectus supplement dated April 4, 2013, as filed with the Commission on April 8, 2013.

The foregoing is not a complete discussion of the Underwriting Agreement and the Pricing Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Pricing Agreement included in this Current Report on Form 8-K as Exhibits 1.1 and 1.2, respectively, which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as underwriters, dated April 4, 2013

1.2	Pricing Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as underwriters, dated April 4, 2013

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares

8.1	Opinion of Pepper Hamilton LLP as to certain tax matters

23.1	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1 hereto)

23.2	Consent of Pepper Hamilton LLP (contained in Exhibit 8.1 hereto)

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Gerald H. Sweeney
Gerald H. Sweeney
President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS
GENERAL PARTNER

BY:	/s/ Gerald H. Sweeney
Gerald H. Sweeney
President and Chief Executive Officer

Date: April 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

Exhibit

1.1	Underwriting Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as underwriters, dated April 4, 2013

1.2	Pricing Agreement among Brandywine Realty Trust, Brandywine Operating Partnership, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as underwriters, dated April 4, 2013

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Common Shares

8.1	Opinion of Pepper Hamilton LLP as to certain tax matters

23.1	Consent of Pepper Hamilton LLP (contained in Exhibit 5.1 hereto)

23.2	Consent of Pepper Hamilton LLP (contained in Exhibit 8.1 hereto)

5